UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

Save Foods, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SVFD	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 8, 2024, Save Foods, Inc., a Nevada corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of the close of business on January 2, 2024, the record date for the Special Meeting, there were 2,955,490 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued and outstanding, each of which is entitled to one vote per share.

At the Special Meeting, the holders of 1,714,525 shares of the Common Stock, equivalent to approximately 58.01% of the outstanding shares entitled to vote at the Special Meeting, were represented in person or by proxy at the Special Meeting, constituting a quorum. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

Proposal #1. The Name Change Proposal. Proposal No. 1 was to approve an amendment to the Articles of Incorporation of the Company implementing the change of the name of the Company from “Save Foods, Inc.” to “N2OFF, Inc.” This proposal was approved as follows:

For	Against	Abstain
1,598,782	102,193	13,550

Proposal #2. The Nasdaq 20% Share Issuance Proposal. Proposal No. 2 was to approve the issuance of 20% or more of the Company’s issued and outstanding shares of Common Stock in a non-public offering pursuant to the terms of the Standby Equity Purchase Agreement, dated December 22, 2023, by and between the Company and YA II PN, Ltd., so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
1,331,232	30,467	112,139	240,687

No other matters were considered or voted upon at the Special Meeting.

Item 8.01	Other Events.

On February 9, 2024, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release dated February 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Save Foods, Inc.

Date: February 9, 2024	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer